UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2003

Commission file number

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31173	77-0463048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47400 Kato Road, Fremont, California 94538

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (510) 979-8000

ITEM 5. OTHER EVENTS

On May 22, 2003, ChipPAC, Inc. announced its pricing of $125 million principal amount of 2.5% convertible subordinated notes due 2008 (“the Notes”).

In connection with the offering of the Notes, ChipPAC, Inc., issued a press release dated May 22, 2003. A copy of this press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of May 22, 2003.

CHIPPAC, INC.

(Registrant)

/s/ Robert Krakauer

ROBERT KRAKAUER

Senior Vice President and Chief Financial Officer

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